Exhibit 99.1

Unaudited Pro Forma Financial Information

WOODWARD, INC. INCLUDING JOINT VENTURE WITH GENERAL ELECTRIC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On January 4, 2016, Woodward, Inc. (“Woodward”) and General Electric Company (“GE”), acting through its GE Aviation business unit, consummated the formation and establishment of a strategic joint venture between Woodward and GE (the “JV”) (such formation and establishment, the “JV Transactions”).  The JV will design, develop, and source the fuel systems for specified existing and all future GE commercial aircraft engines that produce thrust in excess of fifty thousand pounds. As part of the JV Transactions, Woodward contributed to the JV certain contractual rights and intellectual property applicable to the existing GE commercial aircraft engines within the scope of the JV, following which GE purchased a  50% ownership interest in the JV from Woodward. Neither Woodward nor GE contributed any tangible assets to the JV.

Woodward will account for its remaining 50% ownership interest in the JV using the equity method of accounting.

On December 14, 2015, Woodward submitted a letter to the United States Securities and Exchange Commission (“SEC”) Office of the Chief Accountant (OCA) seeking confirmation of certain aspects of the accounting treatment for the joint venture formation and certain post-formation transactions. The SEC staff encourages companies to consult with the OCA on accounting, financial reporting, and auditing concerns or questions, especially those involving unusual or complex transactions for which no clear authoritative guidance exists. The pro forma adjustments reflected in the unaudited pro forma condensed consolidated financial information represent Woodward’s preliminary conclusions relative to the accounting treatment applicable to various aspects of the formation and post-formation transactions.  Woodward is in ongoing discussions with the SEC staff.   The matter remains under review by the OCA and a  final determination has not yet been reached.

The unaudited pro forma condensed consolidated balance sheet and condensed consolidated statement of earnings for the fiscal year ended September 30, 2015 are derived from the audited consolidated financial statements of Woodward filed in Woodward’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015. The condensed consolidated balance sheet is adjusted for the impacts of the JV Transactions as if the JV Transactions were consummated on September 30, 2015, the last day of Woodward’s fiscal year 2015. The condensed consolidated statement of earnings is adjusted for the impacts of the JV Transactions as if the JV Transactions were consummated on October 1, 2014, the first day of Woodward’s fiscal year 2015.

The total consideration received by Woodward from GE for GE’s purchase of its 50% ownership interest in the JV exceeds 10% of Woodward’s total assets as of September 30, 2015. The unaudited pro forma condensed consolidated financial statements have been prepared pursuant to the requirements of Article 11 §210.11-01(a)(4) of Regulation S-X, to give effect to the consummation of the JV Transactions. The assumptions, estimates, and adjustments herein have been made solely for purposes of developing these unaudited pro forma condensed consolidated financial statements and are based upon available information and certain assumptions that we believe are reasonable.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical audited consolidated financial statements, including the related notes to the consolidated financial statements, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Woodward’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015, filed with the Securities and Exchange Commission (the “SEC”) on November 10, 2015.

The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of Woodward that would have been reported had the JV

Exhibit 99.1

Transactions been completed as of the dates indicated, and should not be construed as representative of the future consolidated results of operations or financial condition of Woodward, Inc. and the JV.

WOODWARD, INC. INCLUDING JOINT VENTURE WITH GENERAL ELECTRIC

UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

	September 30, 2015
	Woodward, Inc. as Reported	Pro Forma Adjustments				Woodward Pro Forma Consolidated Total
ASSETS
Current assets:
Cash and cash equivalents	$82,202		$250,000	a		$332,202
Accounts receivable, net	322,215					322,215
Inventories	447,664					447,664
Income taxes receivable	21,838					21,838
Deferred income tax assets	29,766					29,766
Other current assets	43,791					43,791
Total current assets	947,476		250,000			1,197,476

Property, plant and equipment, net	756,100					756,100
Goodwill	556,977					556,977
Intangible assets, net	225,138					225,138
Deferred income tax assets	9,388		95,750	b		105,138
Other assets	44,886					44,886
Total assets	$2,539,965		$345,750			$2,885,715

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings	$2,430	$				$2,430
Accounts payable	173,287					173,287
Income taxes payable	6,555		95,750	b		102,305
Deferred income tax liabilities	14					14
Accrued liabilities	155,936		6,486	a		162,422
Total current liabilities	338,222		102,236			440,458

Long-term debt, less current portion	850,000					850,000
Deferred income tax liabilities	82,449					82,449
Other liabilities	116,190		243,514	a	243,514	359,704
Total liabilities	1,386,861		345,750			1,732,611

Commitments and contingencies

Stockholders' equity:
Preferred stock	-					-
Common stock	106					106
Additional paid-in capital	131,231					131,231
Accumulated other comprehensive losses	(51,458)					(51,458)
Deferred compensation	4,322					4,322
Retained earnings	1,495,274					1,495,274
	1,579,475		-			1,579,475
Treasury stock at cost	(422,049)					(422,049)
Treasury stock held for deferred compensation, at cost	(4,322)					(4,322)
Total stockholders' equity	1,153,104		-			1,153,104
Total liabilities and stockholders' equity	$2,539,965		$345,750			$2,885,715

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

WOODWARD, INC. INCLUDING JOINT VENTURE WITH GENERAL ELECTRIC

UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMEN OF EARNINGS

(In thousands, except per share amounts)

	Fiscal Year Ended September 30, 2015
	Woodward, Inc. as Reported	Pro Forma Adjustments			Woodward Pro Forma Consolidated Total

Net sales	$2,038,303	$4,594	d	3,426	$2,042,897
			g	1,168
Costs and expenses:
Cost of goods sold	1,453,718	13,877	e	17,437	1,467,595
			f	(4,534)
			g	974

Selling, general and administrative expenses	156,995	(1,926)	c		155,069
Research and development costs	134,485	(974)	g		133,511
Amortization of intangible assets	29,241				29,241
Interest expense	24,864				24,864
Interest income	(787)				(787)
Other (income) expense, net	(1,162)	(5,837)	h		(6,999)
Total costs and expenses	1,797,354	5,140			1,802,494
Earnings before income taxes	240,949	(546)			240,403
Income tax expense	59,497	(209)	i		59,288
Net earnings	$181,452	$(337)			$181,115

Earnings per share:
Basic earnings per share	$2.81				$2.80
Diluted earnings per share	$2.75				$2.74

Weighted Average Common Shares Outstanding:
Basic	64,684				64,684
Diluted	66,056				66,056

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

WOODWARD, INC. INCLUDING JOINT VENTURE WITH GENERAL ELECTRIC

NOTES TO UNAUDITED PROFORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share amounts)

Note 1: Basis of unaudited pro forma presentation

On January 4, 2016, Woodward, Inc. (“Woodward”) and General Electric Company (“GE”), acting through its GE Aviation business unit, consummated the formation and establishment of a strategic joint venture between Woodward and GE (the “JV”) (such formation and establishment the JV Transactions”).  The JV will design, develop, and source the fuel system for specified existing and all future GE commercial aircraft engines that produce thrust in excess of fifty thousand pounds.

As part of the JV Transactions Woodward contributed certain contractual rights and intellectual property applicable to the existing GE commercial aircraft engine programs within the scope of  the JV to the JV. Woodward has no initial cost basis in the JV because Woodward had no cost basis in the contractual rights and intellectual property contributed to the JV. On January 4, 2016 GE purchased a  50% ownership interest in the JV from Woodward for a $250,000 cash payment to Woodward. In addition, GE will pay contingent consideration to Woodward consisting of fifteen annual payments of $4,894 each per year beginning January 4, 2017 subject to certain claw-back conditions. Neither Woodward nor GE contributed any tangible assets to the JV.

Following consummation of the JV Transactions, the JV will control the intellectual property on existing and future programs within the scope of the JV. Woodward will utilize its retained production assets and processes to continue to manufacture fuel systems for the JV, as a supplier to the JV,  and Woodward will retain its existing aftermarket sales relations with third party repair and overhaul customers for applicable fuel systems.  GE will retain its existing original equipment manufacturer (“OEM”) and aftermarket sales relations with its third party customers, and will source all its fuel systems requirements  (within the scope of the JV) from the JV. The JV will source fuel systems from Woodward for resale to GE, but will have no third party customer interaction. The JV, as the intellectual property owner of the underlying fuel systems, will realize profits on (1) royalties paid from Woodward for aftermarket sale profits realized by Woodward on sales to third parties and (2) margins on sales to GE for re-sale by GE to their aftermarket customers.

On December 14, 2015, Woodward submitted a letter to the United States Securities and Exchange Commission’s (“SEC”) Office of the Chief Accountant (OCA) seeking confirmation of certain aspects of the accounting treatment for the joint venture formation and certain post-formation transactions. The SEC staff encourages companies to consult with the OCA on accounting, financial reporting, and auditing concerns or questions, especially those involving unusual or complex transactions for which no clear authoritative guidance exists. The pro forma adjustments reflected in the unaudited pro forma condensed consolidated financial information represent Woodward’s preliminary conclusions relative to the accounting treatment applicable to various aspects of the formation and post-formation transactions.  Woodward is in ongoing discussions with the SEC staff.   The matter remains under review by the OCA and a  final determination has not yet been reached.

The JV will be jointly managed by Woodward and GE and any significant decisions and/or actions of the JV will require the mutual consent of both Woodward and GE. Neither Woodward nor GE has a controlling financial interest in the JV, but Woodward does have the ability to significantly influence the operating and financial decisions of the JV, therefore Woodward will account for its remaining 50% ownership interest in the JV using the equity method of accounting.

The unaudited pro forma condensed consolidated balance sheet and condensed consolidated statement of earnings for the fiscal year ended September 30, 2015 are derived from the audited consolidated financial statements of Woodward filed in Woodward’s Form 10-K for the fiscal year ended September 30, 2015. The condensed consolidated balance sheet is adjusted for the impacts of the JV Transactions as if the JV Transactions were consummated on September 30, 2015, the last day of Woodward’s fiscal year 2015. The condensed consolidated statement of earnings for the fiscal year ended September 30, 2015 was adjusted for the impacts of the JV Transactions as if the JV Transactions were consummated on October 1, 2014, the first day of Woodward’s fiscal year 2015.

The total consideration received by Woodward from GE for GE’s purchase of a  50% ownership interest in the JV exceeds 10% of Woodward’s total assets as of September 30, 2015. The unaudited pro forma condensed consolidated

WOODWARD, INC. INCLUDING JOINT VENTURE WITH GENERAL ELECTRIC

NOTES TO UNAUDITED PROFORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share amounts)

financial statements included herein have been prepared by Woodward pursuant to the requirements of Article 11 §210.11-01(a)(4) of Regulation S-X for the purposes of inclusion in this Current Report on Form 8-K prepared in connection with the consummation of the JV Transactions.  Certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the U.S. (“U.S. GAAP”) have been condensed or omitted pursuant to such rules and regulations. However, Woodward believes that the disclosures provided herein, along with those included in Woodward’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015, filed with the Securities and Exchange Commission (the “SEC”) on November 10, 2015, are adequate to make the information presented not misleading.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical audited consolidated financial statements, including the related notes to the consolidated financial statements, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Woodward’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015, filed with the SEC on November 10, 2015.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and do not purport to be indicative of Woodward’s financial position or results of operations which would actually have been obtained had such JV Transactions been completed as of the dates indicated, or for the financial position or results of operations that may be obtained in the future.

Note 2: Pro forma adjustments

Woodward calculated the income tax effects in these pro forma adjustments using a  combined rate of 38.3% calculated from  applicable U.S. Federal and State statutory income tax rates based on enacted law in effect as of September 30, 2015 and during the fiscal year ended September 30, 2015.

The pro forma adjustments included in the unaudited pro forma condensed balance sheet as if the JV formation was consummated on September 30, 2015 are as follows:

(a)

To record $250,000 of cash consideration received from GE for its purchase of a 50% ownership interest in the JV as deferred income. Woodward had no cost basis in the assets contributed to the JV. 100% of the consideration received was recognized as deferred income because the formation of the JV is not considered the culmination of an earnings event since the intellectual property contributed by Woodward has no stand-alone value to the JV and Woodward has significant future performance obligations to support the future operations of the JV through its supply agreement.

No value was attributed to the contingent consideration of fifteen annual payments of $4,894 beginning on January 4, 2017 because Woodward’s rights to receive the fifteen annual payments are subject to certain claw-back conditions.

The consideration received was recorded as an increase to cash and cash equivalents of $250,000. The  $250,000 deferred income is recorded as an increase in accrued liabilities of $6,486 and an increase in other liabilities of $243,514. Woodward will amortize the deferred income, as a reduction to cost of goods sold, proportionally to revenue realized on applicable fuel systems within the scope of the JV as a percentage of total revenue expected to be realized by Woodward over the remaining lives of those existing fuel systems programs. The allocation between accrued liabilities and other liabilities is based on estimates of the amount of the deferred income that would be realized within twelve months (i.e. in fiscal year 2016) on a pro forma basis.

(b)

To record in increase to income taxes payable of $95,750 and an increase to noncurrent deferred income tax assets of $95,750 related to the $250,000 cash consideration received from GE. The $250,000 cash consideration is taxable to Woodward upon receipt for income tax purposes but not for book purposes.

WOODWARD, INC. INCLUDING JOINT VENTURE WITH GENERAL ELECTRIC

NOTES TO UNAUDITED PROFORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share amounts)

The pro forma adjustments included in the unaudited pro forma condensed statement of earnings as if the JV formation was consummated on October 1, 2014 are as follows:

(c)	To remove $1,926 of negotiation costs associated with the JV Transactions incurred in fiscal year 2015.
(d)

To recognize $3,426 of net increased sales of fuel systems to the JV for resale to GE.   Prior to the consummation of the JV Transactions, Woodward supplied OEM and aftermarket fuel systems directly to GE. After the consummation of the JV Transactions Woodward will sell fuel systems to the JV at different prices than those previously realized by Woodward. The JV will sell fuel systems to GE at the same prices as those previously realized by Woodward on Woodward’s sales of fuel systems to GE.

(e)

To recognize increased cost of goods sold of $17,437.  A royalty payable by Woodward to the JV, recognized by Woodward as part of cost of goods sold, is the mechanism whereby Woodward’s margins in excess of those normally realized by a contract manufacturer will be transferred to the JV.

(f)

To recognize decreased cost of goods sold of $4,534 on amortization of deferred income. The JV controls the intellectual property underlying the fuel systems within the JV scope, therefore Woodward will pay a royalty to the JV equal to margins on Woodward’s aftermarket sales in excess of those realized by Woodward as a  contract manufacturer (see footnote 2.e, above). Woodward will recognize amortization of the deferred income in cost of goods sold, as a partial offset to the higher cost of goods sold resulting from the royalties payable to the JV as the intellectual property owner.

(g)

To recognize an increase in sales of $1,168 for non-recurring engineering services provided to GE for future fuel systems within the scope of the JV that would have been invoiced to the JV and related reclassification of $974 of expense from research and development costs to cost of goods sold. Woodward included the $974 as research and development expense in its “as reported” statement of earnings for the fiscal year ended September 30, 2015 but after the formation of the JV, the JV will design and develop fuel systems for future GE commercial aircraft engines within the scope of the JV, using Woodward and others as subcontractors when appropriate.

(h)

To record other income of $5,837 for Woodward’s 50% ownership interest in the earnings of the JV.  Pro forma earnings of the JV were calculated based on actual fiscal year 2015 transactions, recast as if the JV Transactions were consummated on October 1, 2014.

(i)	To record reduced income tax expense of $209 for the net impact of the above adjustments on earnings before income taxes.

Note 3:  Use of proceeds

The unaudited pro forma condensed consolidated balance sheet includes incremental cash and cash equivalents of $250,000 received by Woodward from GE’s purchase from Woodward of a 50% ownership interest in the JV  (see footnote 2.a, above).  Had Woodward received such funds as of September 30, 2015, as reflected in these unaudited pro forma condensed consolidated financial statements, Woodward would likely have utilized the funds, net of the anticipated incremental $95,750  (see footnote 2.b, above) income taxes payable, to reduce the outstanding balance of its revolving credit facility and/or to repurchase outstanding shares of Woodward common stock on the open market.